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                                                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan of CUseeMe Networks, Inc. (formerly White Pine Software, Inc.) of our report dated February 1, 2000 (except for Note 10, as to which the date is February 29, 2000), with respect to the consolidated financial statements of CUseeMe Networks, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

                                               Ernst & Young LLP

Boston, Massachusetts
November 16, 2000